EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER MUNICIPAL INCOME TRUST 10f-3 transactions for the period July 1999- March 31,
   2000 S TOTAL ISSUED/ DATE PRICE AMOUNT % of PRINCIPAL PURCHASED SECURITY PURCHASED SHARE PURCHASED Assets AMOUNT
    BY FUND BROKER(S) New York City Transitional Finance Authority Second Series A 10/14/99 $ 97.161 $3,000,000
1.110% $560,000,000.00 0.536% Lehman Brothers Massachussetts
    Water Resources Authority Series A 03/08/00 $ 94.368 $2,000,000 0.768% $285,000,000.00 0.702% Bear Stearns